Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$9,807,580
Unrealized Gain (Loss) on Market Value of Commodity Futures	(6,531,690)
Dividend Income	2,955
Interest Income	196
ETF Transaction Fees	1,750
Total Income (Loss)	$3,280,791

Expenses
General Partner Management Fees	$92,946
Professional Fees	28,361
Brokerage Commissions	2,025
Directors' Fees and insurance	4,620
NYMEX License Fee	2,323
SEC & FINRA Registration Expense	12,865
Total Expenses	$143,140
Net Income (Loss)	$3,137,651

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/21	$188,204,091
Withdrawals (550,000 Shares)	(13,881,078)
Net Income (Loss)	3,137,651

Net Asset Value End of Month	$177,460,664
Net Asset Value Per Share (6,800,000 Shares)	$26.10

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596